                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              McGrath Rentcorp
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

[ LOGO ]


                                                                MCGRATH RENTCORP





                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                    JUNE 13, 1996


    Notice is hereby given that the 1996 Annual Meeting of Shareholders of McGrath RentCorp, a California corporation, will be held at McGrath RentCorp's Corporate Headquarters located at 2500 Grant Avenue, San Lorenzo, California 94580, on Thursday, June 13, 1996, at 2:00 p.m., local time, for the following purposes:

    1. To elect five directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected;

    2. To approve the action of the Board of Directors in appointing Arthur Andersen LLP as McGrath RentCorp's independent public accountants for the fiscal year ending December 31, 1996; and

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Shareholders of record at the close of business on April 22, 1996 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. All shareholders are cordially invited to attend the Meeting in person. However, to insure your representation at the Meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the accompanying postage-prepaid envelope. Any shareholder attending the Meeting may vote in person even if he or she has returned the Proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS


April 23, 1996                                  DELIGHT SAXTON, SECRETARY

                                   MCGRATH RENTCORP

                               -----------------------

                                   PROXY STATEMENT

                               -----------------------

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of McGrath RentCorp (the "Company") to be voted at the 1996 Annual Meeting of Shareholders to be held on Thursday, June 13, 1996, at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's Corporate Headquarters located at 2500 Grant Avenue, San Lorenzo, California 94580.

    These proxy materials were mailed on or about April 25, 1996, to all shareholders entitled to vote at the Meeting.

RECORD DATE AND OUTSTANDING SHARES

    Shareholders of record at the close of business on April 22, 1996, are entitled to notice of, and to vote at, the Meeting. At the record date, 7,585,675 shares of the Company's Common Stock were issued and outstanding.

VOTING

    In order to conduct business at the Meeting, a quorum must be established. The presence in person or by proxy of shareholders entitled to vote a majority of the Company's outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting.

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (five) multiplied by the number of shares held, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. The proxy holders are given discretionary authority, under the terms of the Proxy, to cumulate votes represented by shares for which they are named in the Proxy. In electing directors, the candidates receiving the highest number of affirmative votes, up to the number of directors to be elected (five) shall be elected.

    Unless otherwise noted herein, each of the Company's proposals (other than the election of directors) described in this Proxy Statement requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting at the Meeting if a quorum is present. Unless otherwise instructed, each valid returned Proxy which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors and "FOR" Proposal No. 2 described in this Proxy Statement, and at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

SOLICITATION

    The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.


                        PROPOSAL NO. 1:  ELECTION OF DIRECTORS


NOMINEES

    Directors of the Company are elected annually by the shareholders. The Board has nominated for election as directors the five persons named in the table below to serve until the next annual meeting of shareholders and until their respective successors are duly elected. Vacancies which may occur on the Board of Directors prior to an annual meeting of shareholders may be filled by the remaining Directors. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company's nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable, or will decline, to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for under the Proxies will be determined by the proxy holders.

    The names of the nominees and certain information about them are set forth below.


                                                                                 DIRECTOR
 NAME OF NOMINEE       AGE           PRINCIPAL OCCUPATION                         SINCE
 ---------------       ---           --------------------                        --------
Bryant J. Brooks        69      Independent Financial Consultant                   1989

Joan M. McGrath         59      Businesswoman                                      1982

Robert P. McGrath       62      Chairman of the Board and Chief                    1979
                                  Executive Officer of the Company

Delight Saxton          50      Chief Financial Officer, Vice President of         1982
                                  Administration and Secretary of the Company

Ronald H. Zech          52      President and Chief Executive Officer of           1989
                                  GATX Corporation


DESCRIPTION OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

    BRYANT J. BROOKS was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. Since 1975, Mr. Brooks has been an independent financial consultant in San Francisco, California, specializing in valuation of securities of privately held companies. Mr. Brooks received a BS in economics from Yale University in 1950 and an MBA from Harvard University in 1955. He serves as a director of Fair, Isaac and Company, Incorporated, a public corporation engaged in the development and sale of business decision-making systems and software.

    JOAN M. MCGRATH joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994, at which time she resigned that position. She continues to be an employee of the Company with responsibilities in training sales, supervisory and management personnel and general management. She graduated from Marymount College in 1961 with a degree in English literature, received a Master of Arts degree in theology from the University of San Francisco in 1969, and then completed her doctoral studies in philosophy at Fordham University in 1971.

    ROBERT P. MCGRATH is the founder of the Company. He has been a director and its Chief Executive Officer since the Company's formation in 1979, and its Chairman of the Board since 1988. He also served as the Company's President through 1994 and as its Chief Financial Officer until 1993. He is a member of the Executive Compensation Committee of the Company's Board of Directors. Mr. McGrath graduated from the University of Notre Dame in 1955 with a BS in electrical engineering.

    DELIGHT SAXTON has been with the Company since its inception in 1979. She has been a director and the Secretary of the Company since 1982, its Vice President of Administration since 1989, and its Chief Financial Officer since 1993. Ms. Saxton also served as the Company's Treasurer from 1982 until 1989. She is responsible for administration of personnel and all corporate compliance requirements, monitors the auditing function, and is responsible for the Company's relationships with its bankers and auditors. Ms. Saxton is a member of the Audit Committee of the Company's Board of Directors.

    RONALD H. ZECH was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. In 1994, Mr. Zech was elected President and Chief Operating Officer of GATX Corporation, a New York Stock Exchange listed company, and in 1995, he was elected Chief Executive Officer of that corporation. He also serves as a director of GATX Corporation. GATX is engaged in the business of providing transportation and distribution equipment and related services. For the ten years prior to 1994, Mr. Zech had been the President and Chief Executive Officer of GATX's wholly owned subsidiary, GATX Capital Corporation. GATX Capital provided lease and loan financing for aircraft, rail and other equipment. Mr. Zech received a BS in electrical engineering from Valparaiso University in 1965, and an MBA from the University of Wisconsin in 1967.

BOARD MEETINGS

    The Board of Directors of the Company held four meetings and took corporate action by unanimous written consent another five times during the year ended December 31, 1995; and at each meeting and on each corporate action, all members of the Board of Directors participated, with the exception of one director who was unable to attend one Board meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a three-member Audit Committee consisting of Directors Bryant J. Brooks, Delight Saxton and Ronald H. Zech. The Audit Committee exercises the following powers: (1) nominates the independent auditors of the Company to be approved by the Board of Directors; (2) meets with the independent auditors to review the annual audit; (3) assists the full Board in evaluating the auditors' performance; and (4) reviews internal control procedures, related party transactions and, where appropriate, potential conflict of interest situations. The Audit Committee met two times during 1995; and at each meeting, all members of the Committee participated.

    The Board of Directors also has a three-member Executive Compensation Committee consisting of Directors Bryant J. Brooks, Robert P. McGrath and Ronald
H. Zech. The Executive Compensation Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers. The Executive Compensation Committee held one meeting during 1995; and at that meeting, all members of the Committee participated.

    The Board has a Long-Term Stock Bonus Plan Committee. All members of the Board of Directors, except a Director who was a participant in the Long-Term Stock Bonus Plan at any time within the preceding twelve months, are automatically members of this Committee. At the present time, all five directors of the Company are members of the Long-Term Stock Bonus Plan Committee. The Long-Term Stock Bonus Plan Committee administers the Company's Long-Term Stock Bonus Plan. The Long-Term Stock Bonus Plan Committee held one meeting during 1995; and at that meeting, all members of the Committee participated, with the exception of one director who was unable to attend the meeting.

COMPENSATION OF DIRECTORS

    Each director who is not also an officer or employee of the Company is compensated for his or her services as a director at the rate of $11,000 per annum. An additional fee of $600 per meeting is paid to each outside director for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $600 fee is paid to the Director). Pursuant to the foregoing, Mr. Brooks received $13,400, and Mr. Zech received $12,800, for their services as directors of the Company during 1995. All directors, including those who may also be officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.


                    PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT
                          OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company, with the approval of its Audit Committee, has appointed Arthur Andersen LLP to audit the books and records of the Company for fiscal year ending December 31, 1996. A resolution will be offered at the Meeting to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants.

    Representatives of the accounting firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    The Board of Directors recommends a vote "FOR" such proposal. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.


                                    OTHER MATTERS

    The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                            STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the Company's stock price since December 31, 1990 against (1) the S&P 500 Index and (2) the composite prices of the companies listed by Value Line, Inc. in its Industrial/Business Services Industries Group ("Peer Group").


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
 MCGRATH RENTCORP, Standard & Poors 500 and Value Line Industrial Serv. Index
                   (Perfomance Results Through 12/31/95)


                                          1990         1991        1992        1993        1994        1995
                                        -------      -------     -------     -------     -------     -------
MCGRATH RENTCORP......................  $100.00      $112.76     $ 90.14     $117.13     $141.22     $162.32
Standard & Poors 500..................  $100.00      $130.55     $140.72     $154.91     $157.39     $216.42
Industrial Serv. .....................  $100.00      $125.68     $151.73     $185.00     $181.22     $219.89


Assumes $100 invested at the close of trading 12/90 in MCGRATH RENTCORP common stock, Standard & Poors 500, and Industrial Serv.
*Cumulative total return assumes reinvestment of dividends.


                                                  Source: Value Line, Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or ommisions contained herein.


    The graph assumes an investment of $100 on December 31, 1990 and monthly reinvestment of dividends thereafter, and is based upon information provided to the Company by Value Line, Inc.


                          EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding the executive officers of the Company.


            NAME             AGE      POSITION HELD WITH THE COMPANY
           ------            ---      ------------------------------
      Robert P. McGrath      62     Chairman of the Board and
                                      Chief Executive Officer

      Dennis C. Kakures      39     President and Chief Operating Officer

      Delight Saxton         50     Chief Financial Officer, Vice President
                                      of Administration and Secretary

      Thomas J. Sauer        39     Vice-President and Treasurer


    Robert P. McGrath and Delight Saxton are also directors of the Company and descriptions of them appear under "Proposal No. 1: Election of Directors -- Description of Nominees for Election to the Board of Directors" above.

    DENNIS C. KAKURES joined the Company in 1982 as Sales and Operations
Manager of the Company's Northern California office. He became a Vice President of the Company in 1987, Chief Operating Officer in 1989, Executive Vice President in 1993, and President in 1995. He is responsible for the sales and operations of the Company. He earned a BS in marketing at California State University at Hayward in 1978.

    THOMAS J. SAUER joined the Company in 1983 as its Accounting Manager, became its Controller in 1987, Treasurer in 1989, and a Vice-President in 1995. Mr. Sauer is responsible for accounting, financial reporting and corporate taxes. Mr. Sauer is a Certified Public Accountant, and he had been employed by Arthur Andersen LLP, the Company's auditors, from 1980 to 1983. He earned a BS degree in business at the University of California at Berkeley in 1978 and an MBA in accounting at Golden Gate University, San Francisco in 1980.

    Each executive officer of the Company serves at the pleasure of the Board of Directors.

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's other executive officers for services rendered in all capacities to the Company for each of the last three fiscal years.

                                 ANNUAL  COMPENSATION     LONG-TERM  COMPENSATION
                                 --------------------    -------------------------
        NAME AND                                                                       ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY       BONUS     AWARDS (1)     PAYOUT (2)  COMPENSATION (3)
   ------------------    ------  --------     -------    ----------     ----------  ----------------
Robert P. McGrath         1995   $336,000     $87,494            --             --           $13,018
CHAIRMAN AND CHIEF        1994    320,000     167,910            --             --            11,228
EXECUTIVE OFFICER         1993    392,700          --            --             --            26,222

Dennis C. Kakures         1995    192,000      50,938       $24,681        $30,803            15,138
PRESIDENT AND CHIEF       1994    160,000     100,746        13,430         34,921            14,395
OPERATING OFFICER         1993    160,000      40,000            --         34,443            30,000

Delight Saxton            1995    134,400      35,656            --             --            15,138
CHIEF FINANCIAL OFFICER,  1994    128,000      67,164            --             --            14,395
VICE PRESIDENT OF         1993    157,300          --            --             --            23,597
ADMINISTRATION AND
SECRETARY

Thomas J. Sauer           1995    117,100      31,067        16,796         19,671            15,138
VICE-PRESIDENT AND        1994    108,900      61,445         9,656         20,121            14,395
TREASURER                 1993    108,900      27,225            --         19,846            22,421


- - ---------------

    1 Upon an award of stock bonus shares under the Company's Long Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See "Long Term Stock Bonus Plan" below. The figures shown in the column designated "Awards" are the values of the vested 20% shares of the Company's Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end
         of the respective years.   Dividends are paid to the officer with
         respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated "Payout."

    2 The figures shown in the column designated "Payout" are the values of the shares of the Company's Common Stock previously earned by the executive officers under the Company's Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.

    3 The figures shown in the column designated "All Other Compensation" represent the executive officer's share of the allocation of the Company's contribution to the Company's Employee Stock Ownership Plan for 1995, and his or her share of any re-allocations of forfeited benefits in 1995. See "Employee Stock Ownership Plan" below.

EMPLOYEE STOCK OWNERSHIP PLAN

    The Employee Stock Ownership Plan ("ESOP") was adopted by the Company's Board of Directors and approved by the shareholders, effective January 1, 1985. The ESOP is intended to qualify as an employee stock ownership plan, as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. Under the ESOP, a trust was created by the Company to hold plan assets, with The Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time.
All assets acquired by the trust are administered by a Plan Committee appointed by the Board of Directors composed of Edward Diaz, Gary Gibson, Thomas Sauer, Delight Saxton and Nanci Clifton (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

    Employees, who are 21 years or older, are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 1995, 140 employees of the Company were participants in the ESOP. Allocations to each eligible participant's trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his employment has terminated due to death or retirement (as that term is defined in the ESOP), during that year. Allocations are made based upon each participant's compensation from the Company and time employed by the Company. As provided by law, a participant's interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company's contributions and ESOP allocations will be modified if the ESOP becomes a "top heavy plan" under federal tax laws.

    In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The amount of Company contributions to the ESOP in cash, Company stock or other property is determined by the Company's Board of Directors each year with consideration for federal tax laws. The Company's cash contribution to the ESOP for the 1995 plan year is $550,000, and it had made an aggregate of $2,375,000 in cash contributions for the five prior years. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock; however, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

    The Plan Committee has determined that cash dividends paid by the Company on shares of the Company's Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

INCENTIVE STOCK OPTION PLAN

    The Company has a 1987 Incentive Stock Option Plan under which options have been granted to key employees of the Company for the purchase of its Common Stock. Options granted under this Plan are intended to qualify as incentive stock options as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended. The Plan authorizes the issuance of an aggregate of 1,000,000 shares of the Company's Common Stock under options. Options for an aggregate of 346,000 shares have been granted to 15 key employees at exercise prices of $6.13 or $13.88 per share. Of these options granted, options have been exercised for the purchase of 118,850 shares, options for 10,840 shares have been terminated, and options for the remaining 216,310 shares are still outstanding. A balance of 664,840 shares remain available for future option grants under the Plan.

    No options were granted under the Plan to any of the Company's executive officers during 1995; and no options under the Plan were exercised by any of the Company's executive officers during 1995. Thomas J. Sauer is the only executive officer of the Company who holds an option under the Plan as of December 31, 1995. Mr. Sauer was granted an option in 1987 for the purchase of 75,000 shares at an exercise price of $6.125 per share. As of December 31, 1995, Mr. Sauer had the right to exercise that option as to 65,250 shares, and the remaining 9,750 shares had not yet become exercisable. Based upon a market price of the Company's Common Stock of

$19.00 on December 31, 1995, the exercisable portion of Mr. Sauer's option had a value of $840,094 as of that date, and the unexercised portion had a value of $125,531.

LONG-TERM STOCK BONUS PLAN

    In 1991, the Company's Board of Directors adopted and the Company's shareholders subsequently approved, a Long-Term Stock Bonus Plan under which 200,000 shares of the Company's Common Stock were reserved for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. The Plan was effective retroactively to January 1, 1990, and all then-existing Long-Term Stock Bonus Plan Agreements were amended to conform to the Plan.

    Eight separate Long-Term Stock Bonus Agreements have been entered into with each of Dennis C. Kakures, the Company's President and Chief Operating Officer, and Thomas J. Sauer, the Company's Vice-President and Treasurer. Each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company's shareholders, with the right to receive any stock bonus earned being subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company. The first Agreement for each officer was based upon the performance of the Company for the year 1990, the second Agreement was based upon the performance of the Company over the two years 1990-91, and the third and subsequent Agreements were each based upon the performance of the Company over successive three-year periods ending December 31, 1992, 1993, 1994, 1995, 1996 and 1997.

    The following table sets forth certain information with respect to shares of the Company's Common Stock under the first, second, fifth and sixth Long-Term Stock Bonus Agreements entered into by the Company with Messrs. Kakures and Sauer. (The Company did not meet the long-term financial goals pre-set in the third and fourth Agreements for the periods ended December 31, 1992 or December 31, 1993, thus no stock bonuses were awarded under those Agreements; and the conclusion of the performance periods for the seventh and eighth Agreements have not yet been reached.) To date, Messrs. Kakures and Sauer are the only persons who have received Long-Term Stock Bonus Agreements under the Plan. The "values" in the table are calculated based on the market value of the shares of Common Stock as of the end of the year in which they were earned.

                                AS OF 12/31/95                    WILL VEST IN
                                --------------           ------------------------------
     NAME                      EARNED     VESTED       1996       1997       1998       1999
     ----                      ------     ------       ----       ----       ----       ----
Dennis C. Kakures   SHARES     22,711     15,151      2,088      2,087      2,087      1,298
                    VALUE    $365,079   $226,173    $38,094    $38,075    $38,075    $24,662

Thomas J. Sauer     SHARES     14,330      9,092      1,452      1,452      1,451        883
                    VALUE    $232,858   $136,744    $26,452    $26,452    $26,433    $16,777

REPORT  BY THE EXECUTIVE COMPENSATION COMMITTEE

    The Company has a three-member Executive Compensation Committee, consisting of its two outside directors, Bryant J. Brooks and Ronald H. Zech, as well as its Chairman of the Board and Chief Executive Officer, Robert P. McGrath. The Committee establishes the general compensation policies of the Company for its executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

    COMPENSATION PHILOSOPHY -- The Company's executive compensation philosophy is to pay for performance. The Executive Compensation Committee believes that executive compensation should be reflective of the executive's, as well as the Company's, current and long-term performance, and that any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon its own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies. The Committee also believes that management should have significant equity participation through the ownership of Common Stock of the Company so as to align the interests of executives with those of the Company's other shareholders in an effort to achieve long-term shareholder returns.

    COMPONENTS OF EXECUTIVE COMPENSATION -- In addition to the return which executives receive along with other shareholders through their individual ownership of shares of the Company's Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus and long-term stock ownership incentives.

         BASE SALARIES -- The Executive Compensation Committee establishes the base salaries of each of the Company's executive officers after considering a variety of factors including the executive's level of responsibility and individual performance, the executive's contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company's financial performance.

         ANNUAL CASH INCENTIVE BONUS -- The Executive Compensation Committee had adopted a formula for calculating a cash incentive bonus for the Company's chief executive officer based solely upon the Company achieving certain levels of pre-tax profit for the year, and for calculating cash incentive bonuses for the other executive officers of the Company based upon a combination of the level of the Company's pre-tax profit for the year (75%) and the extent to which each executive officer achieves his or her own individual performance goals as determined by the chief executive officer (25%). The executives were eligible to receive bonuses ranging from zero up to a maximum of 56% of their base salary. The aggregate of the cash incentive bonuses earned by the Company's executives for 1995 were an average of 26% of their base salaries.

              For 1996, the Executive Compensation Committee has again adopted a similar formula for the payment of cash incentive bonuses to the Company's executive officers. However, in order to make the compensation of the chief executive officer and the president/chief operating officer more dependent upon the success of the Company, their base salaries were not increased above 1995 levels, but the range of bonuses for which these two top officers are eligible has been increased to a maximum of 70% of those salaries.

         LONG-TERM STOCK OWNERSHIP INCENTIVES -- The Company has two long-term stock ownership incentive programs for its executives and other key personnel:
The Long-Term Stock Bonus Plan and the 1987 Incentive Stock Option Plan.

              By the terms of the Company's Long-Term Stock Bonus Plan, as approved by its shareholders, the grant of stock bonuses is determined by the Company's Long-Term Stock Bonus Plan Committee (see "Long-Term Stock Bonus Plan" above). The Executive Compensation Committee may make recommendations to the Long-Term Stock Bonus Plan Committee with respect to the granting of stock bonuses under the Plan to executive officers. The Long-Term Stock Bonus Plan has been used to reward the achievement of pre-set, long-term financial goals; and stock bonuses have been awarded for achieving pre-set goals with respect to the average return on equity realized by the Company over successive three-year periods.

              By the terms of the Company's 1987 Incentive Stock Option Plan, as approved by its shareholders, the grant of incentive stock options is determined by the Company's Board of Directors (see "Incentive Stock Option Plan" above). The Executive Compensation Committee may make recommendations to the Board of Directors with respect to the granting of incentive stock options under the Plan to executive officers. The Board has granted incentive stock options from time to time to executive officers and other key personnel of the Company because the Board believed that such grants would be an effective part of the particular executive officer's overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION -- Throughout 1995, Robert P.
McGrath was the Chief Executive Officer of the Company, as well as the Chairman of its Board of Directors. Mr. McGrath was the founder of the Company, and he still owns a significant percentage of its Common Stock (see "Security Ownership of Management and Principal Shareholders" below).

         BASE SALARY -- Mr. McGrath's 1995 base salary was set by the Executive Compensation Committee at $336,000 after consultation with an independent, professional compensation expert, after a review of the compensation paid to chief executive officers of comparable companies, and in consideration of Mr. McGrath's level of responsibility, performance and contributions to the Company's success.

         ANNUAL CASH INCENTIVE BONUS -- Mr. McGrath earned a cash incentive bonus of $87,494 for 1995 (26% of his base salary). This bonus was calculated as a function of the extent to which the Company achieved its goal for pre-tax profits in 1995, in accordance with the formula which had been established by the Executive Compensation Committee.

         LONG-TERM STOCK OWNERSHIP INCENTIVES -- Mr. McGrath has not participated in any of the various long-term stock ownership incentive plans offered by the Company to its officers and employees (except that, as an employee, he has participated in the Company's Employee Stock Ownership Plan ("ESOP") on the same basis as other employees). The Board of Directors believes that Mr. McGrath's existing ownership of a substantial portion of the Company's Common Stock has been sufficient to provide the incentive and alignment of interest with the Company's other shareholders that are the goals of the Company's long-term stock ownership incentive plans.

                                            Executive Compensation Committee:
                                                      BRYANT J. BROOKS
                                                      ROBERT P. MCGRATH
                                                      RONALD H. ZECH


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    No member of the Company's Executive Compensation Committee has a compensation committee interlocking relationship (as defined by the Securities and Exchange Commission). One member of the Committee, Robert P. McGrath, is an employee and officer of the Company, and he has participated in deliberations of the Committee concerning executive officer compensation; and as noted below, he has also participated in investor-owned relocatable modular office programs with the Company.

    There are 86 investor-owners who have purchased relocatable modular offices and placed them in the Company's rental fleet for management by it, including three limited partnerships formed in 1980 and 1981 of which Robert P. McGrath is the general partner (with an aggregate of 24 limited partners) and three limited partnerships formed in 1984 of which the Company is the general partner (with an aggregate of 9 limited partners). The units still in the Company's rental fleet which are owned by the three limited partnerships of which Mr. McGrath is the general partner had an original aggregate purchase price of $1,410,477. Mr. McGrath has a 1% profits interest and a 14% contingent, subordinated profits interest in the three limited partnerships. The cumulative profits of these three partnerships was sufficient in 1995 that Mr. McGrath began receiving his contingent, subordinated profits interest, and he was allocated an aggregate of $171,351 of profits from these three limited partnerships during 1995. Mr. McGrath is also entitled to receive an annual partnership management fee equal to 2% of the original cost of the units purchased; Mr. McGrath in turn has engaged the Company to perform these management services for the identical fee. In addition, Mr. McGrath in his individual capacity purchased relocatable modular offices prior to 1983 directly from the Company and placed those units under the Company's management in its rental fleet on the same terms and conditions as units placed in the fleet by other investor-owners. The units still in the Company's rental fleet which are owned by Mr. McGrath individually had an original cost to the Company of $162,416. His share of rental revenues from these units for the year ended December 31, 1995 was $37,735 and his share of operating expenses, management fees and incentive fees paid to the Company for the year was $25,926.

                           SECURITY OWNERSHIP OF MANAGEMENT
                              AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, each of the directors and officers of the Company, and all officers and directors as a group as of April 22, 1996. The table is presented in accordance with the rules of the Securities and Exchange Commission and, accordingly, in several instances beneficial ownership of the same shares is attributed to more than one person.

                                                             BENEFICIAL OWNERSHIP
                                                             --------------------
                                                           NUMBER OF   PERCENTAGE OF
    NAME                            ADDRESS                 SHARES      OUTSTANDING
    ----                            -------                ---------   -------------
Robert P. McGrath(1),(2),(3)    McGrath RentCorp           1,203,501          15.87%
AND Joan M. McGrath(1),(2),(3)  2500 Grant Avenue
                                San Lorenzo, CA 94580

T. Rowe Price  Associates,      100 E. Pratt Street
Inc.(4)                         Baltimore, MD 21202          796,200          10.50%

Oppenheimer Group, Inc.(5)      Oppenheimer Tower            525,500           6.93%
                                World Financial Center
                                New York, NY 10281

Sanford C. Bernstein & Co.,     One State Street Plaza
Inc.                            New York, NY 10004           427,350           5.63%

Delight Saxton(1),(3)           McGrath RentCorp             168,703           2.22%
                                2500 Grant Avenue
                                San Lorenzo, CA 94580

Dennis C. Kakures(3),(6)        McGrath RentCorp             163,006           2.15%
                                2500 Grant Avenue
                                San Lorenzo, CA 94580

Thomas J. Sauer(3),(6),(7)      McGrath RentCorp             132,283           1.73%
                                2500 Grant Avenue
                                San Lorenzo, CA 94580

Ronald H. Zech(1)               GATX Corporation               3,500           0.05%
                                500 West Monroe
                                Chicago, IL 60661

Bryant J. Brooks(1)             Sansome Street Appraisers      1,000           0.01%
                                114 Sansome Street
                                San Francisco, CA 94104

All Executive Officers and Directors as a group
  (7 PERSONS)(2),(3),(6),(7)                               1,671,993          21.84%


- - ---------------

    1    Currently a director of the Company.

    2 Includes 199,503 shares held by two organizations controlled by Mr. and Mrs. McGrath; however, they disclaim any beneficial interest in such shares.

    3 Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included are 25,319 shares for Mr. McGrath, 15,054 shares for Ms. McGrath, 18,703 shares for Ms. Saxton, 21,548 shares for Mr. Kakures, 15,578 shares for Mr. Sauer, and 96,202 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).

    4 These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

    5 Oppenheimer Group, Inc. is a holding company which owns directly and indirectly a variety of subsidiary companies. The shares referred to above are held by a combination of Oppenheimer Group, Inc., its affiliates and subsidiaries, and/or investment advisory clients or discretionary accounts of one or more of such subsidiaries; and accordingly, Oppenheimer Group, Inc. disclaims that it is, in fact, the beneficial owner of all such securities.

    6 Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included are 7,560 shares for Mr. Kakures, 5,238 shares for Mr. Sauer, and 12,798 shares for all executive officers as a group.

    7 Includes 69,375 shares which are the portion of an outstanding stock option held by Mr. Sauer which will be exercisable over the next 60 days.


                   CERTAIN RELATIONSHIPS AND RELATED  TRANSACTIONS

COMPLIANCE WITH Section16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company, and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of the Section16(a) reports which the Company received from such persons during or with respect to 1994, and (ii) written representations received from all such persons that no annual Form 5 reports were required to be filed by them with respect to 1995, the Company believes that all reporting requirements under Section16(a) for 1995 and prior years were met in a timely manner by its directors, executive officers and greater than 10% shareholders, with the following exceptions. Dennis C. Kakures and Thomas J. Sauer were late in reporting to the Securities and Exchange Commission the receipt by them of shares of the Company's stock awarded to them in 1995 under the Company's Long-Term Stock Bonus Plan. Joan M. McGrath was late in filing her own report of one sale of the Company's stock in 1995 by her and her husband; her husband had already made a timely report of the sale.

PARTICIPATION IN INVESTOR-OWNED RELOCATABLE MODULAR OFFICE PROGRAMS

    Please refer to the material appearing under "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above for a description of Robert P. McGrath's involvement in the Company's investor-owned relocatable modular office programs.

INDEMNIFICATION AGREEMENTS

    The Company has entered into Indemnification Agreements with each of its directors and executive officers. These Agreements require the Company to indemnify its officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his service to the Company. At present, there is no pending litigation or proceeding where indemnification would be required or permitted under these Agreements; nor is the Company aware of any threatened litigation or proceeding which might result in such a claim for indemnification.


CONTROL

    By virtue of their positions in the Company and ownership of the Company's Common Stock, Robert P. McGrath and Joan M. McGrath may be deemed "control persons" of the Company as that term is defined under the Securities Act of 1933, as amended.

FAMILY RELATIONSHIPS

    There are no family relationships between any director or executive officer of the Company except that Robert P. McGrath and Joan M. McGrath are husband and wife.


                    DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented at the Company's 1997 Annual Meeting must be received by the Company no later than December 26, 1996, in order that they may be included in the proxy statement and form of proxy relating to that meeting.



Dated:  April 23, 1996                                THE BOARD OF DIRECTORS

                                   MCGRATH RENTCORP

                                        PROXY

         THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 13, 1996 AT 2:00 P.M., LOCAL TIME, AT THE MCGRATH RENTCORP CORPORATE HEADQUARTERS LOCATED AT 2500 GRANT AVENUE, SAN LORENZO, CALIFORNIA 94580.

The undersigned hereby constitutes and appoints Robert P. McGrath and Delight Saxton, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

    / / FOR the election of Bryant J. Brooks, Joan M. McGrath, Robert P. McGrath, Delight Saxton and Ronald H. Zech as directors (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME);
    OR

    / / TO WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

    Approval of the appointment of Arthur Andersen LLP as McGrath
    RentCorp's independent public accountants for the fiscal year ending December 31, 1996.

         / /  FOR            / /  AGAINST        / /  ABSTAIN

The Board of Directors recommends a vote FOR the nominees named in Proposal 1 and FOR Proposal 2. The shares represented by this Proxy will be voted as directed above; IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID PROPOSALS AND NOMINEES. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 1995 Annual Report to Shareholders furnished with this Proxy.


Dated:                                 , 1996
       --------------------------------




                                       ----------------------------------------
                                                         SIGNATURE




                                       ----------------------------------------
                                                         SIGNATURE

                                       Signature should agree with name
                                       printed hereon.  If stock is held in
                                       the name of more than one person,
                                       EACH joint owner should sign.
                                       Executors, administrators, trustees,
                                       guardians, and attorneys should
                                       indicate the capacity in which they
                                       sign.  Attorneys should submit
                                       powers of attorney.


                     PLEASE RETURN THIS SIGNED AND  DATED  PROXY
                       IN THE  ACCOMPANYING ADDRESSED ENVELOPE